Exhibit 4.2
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of the 19th day of June, 2009, by and between AcXess, Inc., a Florida corporation ("AcXess"), and Innovative Software Technologies, Inc., a California corporation ("Secured Party").
Recitals

WHEREAS, Pursuant to that certain Stock Purchase Agreement dated July 24, 2007 among AcXess, Secured Party, Torn Elowson, Ray Leitz, and Helge Solberg (the "Stock Purchase Agreement"), AcXess has executed a Secured Promissory Note of even date herewith in favor of Secured Party in the principal amount of Five Hundred Thousand Dollars ($500,000) (the "Note").

WHEREAS, Secured Party has required, as a condition to entering into the transactions contemplated by the Stock Purchase Agreement, that AcXess grant Secured Party a first priority security interest in all of AcXess's assets and property, and to that end has required the execution and delivery of this Agreement by AcXess.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Note and herein, the parties hereto, intending to be legally bound, agree as follows:

1. Incorporation of Recitals. Purchase Agreement, and Note. The foregoing Recitals, the Note, and the Guarantee Agreement, and the terms and provisions thereof, are hereby incorporated herein in their entirety by this reference.

2. Definitions. The following terms shall have the meanings set forth below:
"Obligations" means each and every debt, liability, and obligation of every type and description, including without limitation any debt, liability, and obligation arising under or in connection with the Note and Stock Purchase Agreement, and the related documents entered into in connection therewith, which AcXess may now or at any time hereafter owe to Secured Party, whether such debt, liability, or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several, or joint and several.

"Security Interest" has the meaning given in Section 3.

"Collateral" means all assets and personal and fixture property of any kind and nature whatsoever now owned or hereafter acquired by AcXess, whether tangible or intangible, including without limitation all of AcXess's right, title, and interest in and to the property and assets listed on Exhibit A, including all proceeds thereof and all increases, substitutions, replacements, additions, and accretions thereof.

3. Security Interest. To secure payment of the Obligations, AcXess hereby irrevocably pledges and assigns to, and grants Secured Party a first priority security interest (the "Security Interest"). with power of sale to the extent permitted by law, in the Collateral.

4. Representations and Warranties. AcXess represents and warrants as follows:

(a) Authority. AcXess has authority to enter into this Security Agreement and any person signing it on AcXess's behalf has been duly authorized to take such action.

(b) Financing Statements. Except for the financing statements in favor of Secured Party, and the financing statements in favor of Gulf Pointe Capital, LLC, at the time of granting the security interest described herein, no financing statement covering the Collateral or any portion thereof will be on file in any public office and AcXess agrees not to execute or authorize the filing of any such additional financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than Secured Party as long as any portion of the Obligations evidenced by the Note remain unpaid.

(c) Legal Name. AcXess's exact legal name is as set forth in the first paragraph of this Security Agreement. AcXess shall not change its legal name or its form of organization without thirty (30) days' prior written notice to Secured Party,

5. Covenants and Agreements. AcXess covenants and agrees as follows:

(a) Restrictions Future Agreements. AcXess agrees that until the Obligations shall have been satisfied in full, AcXess shall not, without Secured Party's prior written consent, assign, transfer or otherwise dispose of the Collateral, and AcXess further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to Secured Party under this Agreement.

(b) Defense. AcXess shall at its own expense and using commercially reasonable efforts, protect and defend the Collateral against all claims or demands,

(c) Maintenance. AcXess shall at all times and at its own expense maintain and keep, or cause to be maintained and kept, the Collateral in good repair, working order, and condition; pay and discharge when due all taxes, license fees, levies and other charges upon it; and not permit it to be used in violation of any applicable law, regulation or policy of insurance,

(d) Secured Party's Right to Take Action. If AcXess fails to perform or observe any of its covenants or agreements set forth in this Section 5, or if AcXess notifies Secured Party that it intends to abandon any part of the Collateral, Secured Party may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place and stead of AcXess (or, at Secured Party's option, in Secured Party's own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

(e) Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, AcXess shall pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Secured Party in connection with or as a result of Secured Party's taking action under subsection 5(d) or exercising its rights under Section 7, together with interest thereon from the date expended or incurred by Secured Party,

(f) Power of Attorney. To facilitate Secured Party's taking action under subsection 5(d) and exercising its rights under Section 7, AcXess hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its representatives or agents, as the attorney-in-fact of AcXess with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse, or file, in the name and on behalf of AcXess, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by AcXess under this Section 5, or, reasonably necessary for Secured Party, after an Event of Default, to lawfully enforce or use the Collateral, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Collateral to any third party. AcXess hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the payment in full and performance of all Obligations,

6. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"):

(a) an Event of Default, as defined in the Note, shall occur; or

(b) AcXess shall fail promptly to observe or perform any material covenant or agreement herein binding on it; or

(c) there is any levy, seizure, or attachment of all or any portion of the Collateral; or

(d) any of the representations or warranties contained in Section 4 shall prove to have been incorrect in any material respect when made.

7. Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may, at its option, take any or all of the following actions:

(a) exercise any or all remedies available under this Agreement, the Note, or the Guarantee Agreements; or

(b) sell, assign, transfer, pledge, encumber, or otherwise dispose of the Collateral; or

(c) incur expenses, including attorneys' fees at the regular hourly rates of Secured Party's counsel from time to time in effect, legal expenses and costs for the exercise of any right or power under this Security Agreement, which expenses are secured by this Security Agreement.

8. Miscellaneous. TIME IS OF THE ESSENCE in this Security Agreement. This Agreement can he waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party, A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given, Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other, Secured Party shall not be obligated to preserve any rights AcXess may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of AcXess and Secured Party and their respective participants, successors, and assigns and shall take effect when signed by AcXess and Secured Party, and AcXess waives notice of Secured Party's acceptance hereof, This Agreement shall be governed by the internal law of the State of Florida without regard to conflicts of law provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations,

9. Waiver of Jury Trial:  ACXESS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ACXESS MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY, THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY ENTERING INTO THIS AGREEMENT.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement as of the date and year first written above.

SECURED PARTY: Innovative Software Technologies, Inc.
By:	/s/ Robert V. Rudman
Name:	Robert Rudman
Title:	Chief Executive Officer/President

ACXESS: AcXess, Inc.
By:	/s/ Thomas Elowson
Name:	Thomas J. Elowson
Title:	President

STATE OF Flordia )

COUNTY OF Palm Beach )

The foregoing instrument was acknowledged before me this 19th day of June, 2009, by Robert Rudman, a CEO/ President of Innovative Software Technologies, A Deleware Corporation.

/s/ Connie Jo Horsley
Notary Public

IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement as of the date and year first written above.

SECURED PARTY: Innovative Software Technologies, Inc.
By:	/s/ Robert V. Rudman
Name:	Robert Rudman
Title:	Chief Executive Officer/President

ACXESS: AcXess, Inc.
By:	/s/ Thomas Elowson
Name:	Thomas J. Elowson
Title:	President

STATE OF Flordia )

COUNTY OF Palm Beach )

The foregoing instrument was acknowledged before me this 19th day of June, 2009, by Robert Rudman, a CEO/ President of Innovative Software Technologies, A Deleware Corporation.

/s/ Connie Jo Horsley
Notary Public

EXHIBIT A
Collateral

(a) All accounts, consisting of every right to payment for goods or other property of any kind sold or leased or for services rendered or for any other transaction, whether or not the right to payment has been earned by performance, and including without limitation every account receivable, all purchase orders, all interest in goods the sale or lease of which gives rise to the right to payment (including returned or repossessed goods and unpaid seller's rights), and the rights pertaining to such goods, including the right to stoppage in transit, every right to payment under any contract, and every lien, guaranty, or security interest that secures a right to payment for any of the foregoing ("Accounts");

(b) All chattel paper, consisting of a writing or writings evidencing both a monetary obligation and a security interest in or lease of goods, together with any guarantees, letters of credit, and other security therefore ("Chattel Paper");

(c) Deposit Accounts, as that term is defined in the Revised Uniform Commercial Code, as in effect in the State of Florida (the "UCC");

(d) All inventory of whatever kind, as that term is used in the UCC ("Inventory"), including without limitation all goods held by the Company for sale or lease, goods furnished or to be furnished under a contract for service, and supplies, packaging, raw materials, goods in transit, work-in-process, and materials used or consumed or to be used or consumed in the Company's business, or in the processing, packaging, or shipping of same, all finished goods, and all property, the sale or lease of which has given rise to Accounts, Chattel Paper, or Instruments, and that has been returned to the Company or repossessed by the Company or stopped in transit, and all warranties and related claims, credits, setoffs, and other rights of recovery with respect to any of the foregoing;

(e) All equipment, including without limitation all equipment, machinery, and other property held for use in or purchased for the Company's business, together with all increases, parts, fittings, accessories, repair equipment, and special tools now or later affixed to, or used in connection with, that property, all transferable rights of the Company to the licenses and warranties (express and implied) received from the sellers and manufacturers of the foregoing property, all related claims, credits, setoffs, and other rights of recovery ("Equipment");

(f) All instruments, including without limitation every instrument of any kind, as that term is used in the UCC, and includes every promissory note, negotiable instrument, certificated security, or other writing that evidences a right to payment of money, that is not a lease or security agreement, and that is transferred in the ordinary course of business by delivery with any necessary assignment or endorsement ("Instruments");

(g) Investment Property, as that term is defined in the UCC ("Investment Property");

(h) All documents, including without limitation any paper that is treated in the regular course of business as adequate evidence that the person in possession of the paper is entitled to receive, hold, and dispose of the goods the paper covers, including warehouse receipts, bills of lading, certificates of title, and applications for certificates of title ("Documents");

(i) All general intangibles of any kind, as that term is used in the UCC ("General Intangibles"), and includes without limitation all intangible personal property other than Accounts, Documents, Instruments, and Chattel Paper, and includes without limitation money, contract rights, corporate or other business records, deposit accounts, inventions, designs, formulas, patents, patent applications, service marks, trademarks, trade names, trade secrets, engineering drawings, goodwill, rights to prepaid expenses, registrations, franchises, copyrights, licenses, customer lists, computer programs and other software, source code, tax refund claims, royalty, licensing and product rights, all claims under guarantees, security interests or other security held by or granted to Debtor to secure payment of any of the Accounts by an Account Debtor, all indemnification rights, and rights to retrieval from third parties of electronically processed and recorded data pertaining to any Collateral, things in action, items, checks, drafts, and orders in transit to or from Debtor, credits or deposits of Debtor (whether general or special) that are held by Secured Party;

(j) Supporting obligations, as that term is defined in the UCC ("Supporting Obligations"); and

(k) To the extent not listed above as original collateral, proceeds and products of the foregoing. Without in any way limiting the generality of the foregoing, the Collateral includes all intellectual property of the Company, including its Copyrights (as defined below), Patents (as defined below), and Trademarks (as defined below).

"Copyrights" means all types of protective rights granted (or applications therefor) for any work that constitutes copyrightable subject matter recognized under federal law and all comparable rights recognized in foreign jurisdictions or conventions or by treaty.

"Patents" means all types of exclusionary or protective rights granted (or applications therefor) for inventions, patents, patent applications, and all reissues and extensions thereof and all renewals, divisions, continuations and continuations-in-part thereof, recognized under federal law and all comparable rights recognized in foreign jurisdictions or conventions or by treaty.

"Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, interne domain names and other sources of business identifiers used in any country in the world, whether registered or unregistered, and the goodwill associated therewith, now existing or hereafter acquired, and (b) all registrations, recordings and renewals thereof, and all applications in connection therewith, issued by, filed in or otherwise recognized by a national, state, or foreign governmental authority or any foreign jurisdiction or convention or by treaty.